UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) May 19, 2008

Speedemissions, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Grants Pursuant to the Speedemissions, Inc. 2008 Executive Incentive Plan

The primary compensation objective for the 2008 Executive Incentive Plan is to provide a strong incentive to increase shareholder value.

On May 19, 2008, the Compensation Committee of the Speedemissions, Inc. (the “Company”) Board of Directors approved stock option awards to certain named executive officers and directors under the Company’s 2008 Stock Grant and Option Plan. A copy of the plan was filed in the Company’s proxy statement filed on April 18, 2008 and approved by the shareholders on May 19, 2008. The award date is May 19, 2008.

Short-term incentive compensation

The executive officers annual Target Bonus is determined as a percentage of annual salary. The Compensation Committee decided to forgo setting an annual Target Bonus in 2008 under the Executive Incentive Compensation Plan as the Company’s net income (loss) was expected to fluctuate based on the scope, expense and timing of its expansion plans. No Target Bonus will be earned or paid as short-term incentive compensation in 2008.

The Company may award discretionary bonuses outside of the annual Target Bonus, for extraordinary individual performance under the Executive Incentive Plan. The Company may or may not award a discretionary cash bonus, and any amount awarded varies according to the achievement of the corporate and individual performance objectives.

Equity based incentives

Option Grants to Named Executive Officers and Directors

On May 19, 2008, the Compensation Committee granted stock options under the 2008 Stock Grant and Option Plan to the named executive officers and directors, as follows:

•

Richard A. Parlontieri, Chief Executive Officer and President: stock options to purchase 2,000,000 shares of the Company’s common stock and an additional 100,000 stock options to purchase shares of the Company’s common stock as a member of the Company’s board of directors;

•	Michael S. Shanahan, Chief Financial Officer: stock options to purchase 550,000 shares of the Company’s common stock;

•	Randy M. Dickerson, Chief Operating Officer: stock options to purchase 450,000 shares of the Company’s common stock;

•	John Bradley, Director: stock options to purchase 100,000 shares of the Company’s common stock;

•	Ernest A. Childs, PhD, Director: stock options to purchase 100,000 shares of the Company’s common stock;

•	Michael E. Guirlinger, Director: stock options to purchase 100,000 shares of the Company’s common stock;

•	Bradley A. Thompson, Director: stock options to purchase 100,000 shares of the Company’s common stock.

The options are governed by the terms of the plan and separate option agreements. The option agreements provide in part that the options will have an exercise price equal to the closing price of the Company’s common stock on the OTC:BB on May 16, 2008, which was $0.125 and will become exercisable, subject to the employee remaining continuously employed by the Company, as follows: one-third of the shares will become exercisable on the grant date of May 19, 2008, an additional one-third will become exercisable on each subsequent anniversary thereof until all shares (100%) of the option are exercisable, assuming continuous employment. The option has a term of ten years but the option may terminate earlier as stated in the option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2008	Speedemissions, Inc., a Florida corporation

/s/ Richard A. Parlontieri
	By:	Richard A. Parlontieri
	Its:	President